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                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment ("Amendment") is made October 27, 2014 by and among Metropolitan Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and PIMCO Investments LLC (the "Underwriter").

     WHEREAS, the parties hereto and Allianz Global Investors Distributors LLC ("AGID") entered into that certain Novation of and Amendment to Participation Agreement dated December 13, 2010 whereby the Underwriter was substituted for AGID (f/k/a PIMCO Funds Distributors LLC) as the party to that certain Participation Agreement dated May 1, 2001, as assigned and amended (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement to update Article XI and Schedule A.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

     1. Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     3. Notice to the Company under Article XI of the agreement is hereby updated to read:

                    MetLife
                    One Financial Center, 20th Floor
                    Boston, MA 02111
                    Attn:  Law Department

     4. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

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     IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above set forth.

PIMCO VARIABLE INSURANCE TRUST             PIMCO INVESTMENTS LLC

By:    /s/ Eric D. Johnson                 By:    /s/ Steven B. Plump
       ------------------------------             ------------------------------
Name:  Eric D. Johnson                     Name:  Steven B. Plump
Title: Vice President                      Title: Head of Business Management

Date: 10/28/14                             Date: 10/28/14

METROPOLITAN LIFE INSURANCE COMPANY

By:    /s/ Alan C. Leland, Jr.
       ------------------------------
Name:  Alan C. Leland, Jr.
Title: Vice President

Date: 10/24/14

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                                   SCHEDULE A
                                   ----------

The term "Designated Portfolios" includes any class of any Portfolio of the Fund currently offered or offered at any time in the future, other than any such Portfolio and/or class that ceases operations and/or ceases to be offered.

SEGREGATED ASSET ACCOUNTS:

Separate Account                                              Date Established
----------------                                              ----------------

Metropolitan Life Separate Account DCVL                           11-4-2003
Metropolitan Life Separate Account E                              9-27-1983
Metropolitan Life Separate Account UL                            12-13-1988
Security Equity Separate Account No. 485                          4-22-2008
Security Equity Separate Account No. 58S                          5-20-1999
Security Equity Separate Account No. 541                          2-28-2007
Separate Account No. 13S                                         12-30-1994

CONTRACTS:

Private Placement Variable Life Insurance Policies (PPVL) MetLife Investment Portfolio Architect
Flexible Premium Variable Life Insurance Policies (MetFlex) Group and Individual Variable Life Insurance Policies (LCL1) Flexible Premium Variable Life Insurance Policies (LCL2)

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